Exhibit 99.1

November 14, 2019

CCF Holdings, LLC Schedules Third Quarter 2019 Earnings Release

Dublin, OH, November  14, 2019 – CCF Holdings, LLC (“CCF”), the Successor to Community Choice Financial Inc. (“CCFI”), filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 with the Securities and Exchange Commission on Thursday, November  14, 2019. CCF will host a conference call on Thursday,  November  21, 2019 at 2:00 p.m. (ET) to discuss the results for the quarter.  CCF will make this call available for replay for three months starting approximately two hours after the call has ended.  The conference call can be replayed in its entirety by dialing (855) 859-2056 (toll free) or (404) 537-3406 (international) and enter conference ID “4557117”.

Financials are publicly available at www.ccfi.com

Conference Call Dial-In Information:

International Direct:+1 (862) 298-9428

U.S. Toll Free:+1 (866) 996-5082

Conference ID:4557117

About CCF Holdings, LLC

CCF Holdings, LLC is a retailer of financial services to unbanked and underbanked consumers through a network of 488 retail storefronts across 12 states and are licensed to deliver similar financial services over the internet in 29 states.  CCF focuses on providing consumers with a wide range of convenient financial products and services to help them manage their day-to-day financial needs including consumer loans, check cashing, prepaid debit cards, money transfers, bill payments, and money orders.   Please visit www.ccfi.com for more information.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute "forward-looking statements" within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance (including, but not limited to, CCF’s ability to execute its long-term strategy and to manage operational efficiencies across its national footprint), our business strategy, and expected developments in our industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.

SOURCE CCF Holdings, LLC

Investor Relations: investorrelations@ccfi.com or (888) 513-9395.